UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 29, 2005


                             EarthShell Corporation
             (Exact name of registrant as specified in its charter)


             DELAWARE                      333-13287              77-0322379
  (State or other jurisdiction            (Commission         (I.R.S. Employer
of incorporation or organization)         File Number)       Identification No.)


3916 State St. Suite 110, Santa Barbara, CA                          93105
 (Address of Principal Executive Offices)                         (Zip Code)


                                  805-563-7590
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On June 29, 2005, the Board of Directors (the "Board") of Earthshell Corporation (the "Company") appointed Michael C. Gordon as a director of the Company. Mr. Gordon is currently the Director of SEC Services for Gumbiner Savett Inc., Certified Public Accountants and Business Advisors. He was previously an audit partner with BDO Seidman, Laventhol and Horwath and Arthur Young & Company. Mr. Gordon has over forty years of public accounting, SEC, and financial reporting experience.

      Mr. Gordon has been named Chairman of the Audit Committee of the Board and has been determined by the Board to be an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K.

      There are no arrangements or understandings between Mr. Gordon and any other person pursuant to which he was selected as a director of the Company, and there is no information required to be disclosed with respect to Mr. Gordon pursuant to Item 404(a) of Regulation S-K.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EarthShell Corporation


Date: July 6, 2005                      By: /s/ D. SCOTT HOUSTON
                                            ------------------------------------
                                            Name:  D. Scott Houston
                                            Title: Chief Financial Officer


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